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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-80167) of Popular, Inc. of our report dated June 23, 2000 relating to the financial statements of Popular, Inc. USA Profit Sharing/401(K) Plan, which appears in this Form 11-K.




/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
June 26, 2000


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